EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL DATA

The unaudited pro forma financial data shown on the following pages presents the effects of the merger between IsoRay Medical, Inc. and Century Park Pictures Corporation. Following the guidance of the United States Securities and Exchange Commission (SEC) Training Manual, 2000 Ed. (Division of Corporation Finance) Accounting Disclosure Rules and Practices, 2000 Edition, the merger will be accounted for by a recapitalization of equity.

In accordance with SFAS No. 141, the acquiring entity is to be identified, and the acquisition cost is to be determined. In determining the acquiring entity, all pertinent facts and circumstances of the merger were considered, and in particular:

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The relative voting rights in the combined entity after the combination. All else being equal, the acquiring entity is the combining entity whose owners as a group retain or receive the larger portion of the voting rights in the combined entity. As the former shareholders of IsoRay will retain over 70% of the combined voting stock, from this perspective IsoRay is the acquiring entity.

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The composition of the governing body of the combined entity. All else being equal, the acquiring entity is the combining entity whose owners or governing body have the ability to elect or appoint a voting majority of the governing body of the combined entity. As the merger agreement provides for selection of the new Board of Directors by IsoRay from this perspective, IsoRay is the acquiring entity.

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The composition of the senior management of the combined entity. All else being equal, the acquiring entity is the combining entity whose senior management dominates that of the combined entity. Senior management generally consists of the chairman of the board, chief executive officer, chief operating officer, chief financial officer, and those divisional heads reporting directly to the executive committee, if one exists. As senior management of IsoRay will retain equal positions with the parent corporation, from this perspective, IsoRay is the acquiring entity.

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The terms of the exchange of equity securities-all else being equal. The acquiring entity is the combining entity that pays a premium over the market value of the equity securities of the other combining entity or entities. In this reverse triangular merger, the shares of IsoRay will be canceled. Shares of the transitory subsidiary, wholly-owned by Century Park, will be issued for all of the assets acquired and liabilities assumed of IsoRay. These shares, in turn, will be wholly-owned by Century Park whose shareholders will include all the former shareholders of IsoRay, plus the shareholders of Century Park.

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Although IsoRay is considered to be the acquiring entity it will remain a wholly-owned subsidiary of Century Park. IsoRay will not dissolve, only the transitory subsidiary will dissolve. Accordingly, this pro forma balance sheet, and subsequent period financial reports will reflect consolidated balance sheets and results of operations of Century Park and its wholly-owned subsidiary, IsoRay Medical, Inc.

The unaudited pro forma financial data combines the historical balance sheets and statements of operations of IsoRay Medical, Inc. and Century Park Pictures Corporation, after giving effect to the merger, as if it had occurred on March 31, 2005, and all anticipated transactions in conjunction with the merger had occurred immediately prior to the consolidation.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2005 gives effect to the merger as if it had occurred at March 31, 2005. The Unaudited Pro Forma Condensed Statement of Operations for the six-month stub period (since the Century Park Pictures Corporation’s fiscal year end, September 30, 2004) and nine-month stub period (since IsoRay Medical, Inc.’s fiscal year end, June 30, 2004) ended March 31, 2005, give effect as though the merger had been consummated at the beginning of those respective stub periods. The comparative Unaudited Pro Forma Condensed Statement of Operations for the year ended September 30, 2004 (Century Park Pictures Corporation’s fiscal year end), and June 30, 2004 (IsoRay Medical, Inc.’s fiscal year end), gives effect as if the merger had been consummated at the beginning of those respective periods. The pro forma adjustments are based upon the assumptions set forth in the notes thereto.

The following pro forma financial data should be read in conjunction with IsoRay Medical Inc.’s audited financial statements as of March 31, 2005, and the notes thereto, which are included with this report as Exhibit 99.1, and the most recent SEC filings of Century Park Pictures Corporation, which are publicly available. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the date, or at the beginning of the periods for which the merger is being given effect, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma financial statements do not purport to project the financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma financial statements do not reflect changes that may occur as the result of post-merger activities and events.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2005

	Historical IsoRay Medical, Inc. as of March 31, 2005	Pre-Merger Adjustments	Notes	Adjusted IsoRay Medical, Inc.	Historical Century Park Pictures Corporation as of March 31, 2005	Pre-Merger Adjustments	Notes	Adjusted Century Park Pictures Corporation	Consolidation Adjustments	Notes	Consolidated Pro Forma Balance Sheet

ASSETS
Current assets:
Cash and cash equivalents	$154,947	$-		$154,947	$-	$35,000	(2,6)	$35,000	$-		$189,947
Other current assets	669,642			669,642	-			-			669,642
Total current assets	824,589	-		824,589	-	35,000		35,000	-		859,589
Noncurrent assets:
Fixed assets, net	412,519			412,519	-			-			412,519
Other noncurrent assets, net	437,713			437,713	926			926			438,639
Total noncurrent assets	850,232	-		850,232	926	-		926	-		851,158
Total assets	$1,674,821	$-		$1,674,821	$926	$35,000		$35,926	$-		$1,710,747

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Bank line of credit	$200,000	$-		$200,000	$-	$-		$-	$-		$200,000
Accounts payable	484,783			484,783	470			470			485,253
Accrued liabilities	114,553			114,553	93,703	(93,703)	(6,7)	-			114,553
Long-term debt, current	51,140			51,140	-			-			51,140
Total current liabilities	850,476	-		850,476	94,173	(93,703)		470	-		850,946
Long-term debt, noncurrent	1,127,351			1,127,351	-			-			1,127,351
Total liabilities	1,977,827	-		1,977,827	94,173	(93,703)		470	-		1,978,297
Shareholders' equity (deficit):
Preferred stock, $.001 par value	1,484	(1,484)	(4)	-	-	1,336	(4)	1,336			1,336
Common stock, $.001 par value	7,209	(7,109)	(1,5)	100	72,456	(63,287)	(2,3,5)	9,169	(100)	(8)	9,169
Additional paid-in capital	3,401,136	8,593	(1,5)	3,409,729	6,804,569	146,951	(2,3,7)	6,951,520	(6,926,469)	(8)	3,434,780
Deficit accumulated during the development stage	(3,712,835)			(3,712,835)	(6,970,272)	43,703	(7)	(6,926,569)	6,926,569	(8)	(3,712,835)
Total shareholders' equity (deficit)	(303,006)	-		(303,006)	(93,247)	128,703		35,456	-		(267,550)
Total liabilities and shareholders' equity (deficit)	$1,674,821	$-		$1,674,821	$926	$35,000		$35,926	$-		$1,710,747

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(1) Reflects the issuance of 200,000 shares of IsoRay Medical, Inc. $.001 par value common stock to an individual as a finder's fee associated with the merger transaction.
(2) Reflects the issuance of 2,500,000 shares of Century Park Pictures Corporation $.001 par value common stock for cash proceeds of $85,000.

(3) Reflects a 30:1 reverse stock split for the 74,956,441 Century Park Pictures Corporation common shares outstanding following the issuance of 2,500,000 shares for cash (see Note 2). After the 30:1 reverse stock split, but prior to the issuance of shares to the current holders of IsoRay Medical, Inc. common shares, there would be 2,498,548 shares of Century Park Pictures Corporation common stock outstanding.

(4) Reflects the issuance of 1,335,799 shares of Century Park Pictures Corporation $.001 par value preferred stock to the current holders of IsoRay Medical, Inc. Series B preferred stock. The shares currently held by the IsoRay Medical, Inc. Series B preferred shareholders will be cancelled upon issuance of the Century Park Pictures Corporation preferred shares.

(5) Reflects the issuance of 6,670,347 shares of Century Park Pictures Corporation $.001 par value common stock to the current holders of IsoRay Medical, Inc. common stock, after reflecting the issuance of 200,000 shares (see Note 1). The common shares currently held by the IsoRay Medical, Inc. common shareholders will be cancelled upon issuance of the Century Park Pictures Corporation common shares, and will be replaced by the issuance of 100,000 common shares issued to Century Park Pictures Corporation in a recapitalization of IsoRay Medical, Inc.

(6) Reflects payment of $50,000 of accrued payroll owed to Century Park Pictures Corporation's CEO
(7) Reflects the forgiveness of approximately $43,703 of advances made by Century Park Pictures Corporation's CEO.
(8) To eliminate intercompany balances.

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEARS ENDED JUNE 30 AND SEPTEMBER 30, 2004, AND THE NINE AND SIX MONTH PERIOD ENDING MARCH 31, 2005

	Historical IsoRay Medical, Inc. for the year ended June 30, 2004	Historical Century Park Pictures Corporation year ended September 30, 2004	Consolidation Adjustments (1)	Consolidated Pro Forma Statement of Operations as of the latest Fiscal year end (1)	Historical IsoRay Medical, Inc. for the nine month period ending March 31, 2005	Historical Century Park Pictures Corporation for the six month period ending March 31, 2005	Consolidation Adjustments (1)	Notes	Consolidated Pro Forma Statement of Operations as of the respective nine and six month period ends (1)
Product sales					$74,735				$74,735
Cost of product sales					958,923				958,923
Gross profit (loss)					(884,188)				(884,188)
Operating Expenses:
Research and development	38,796	-		38,796	58,061	-			58,061
Marketing		-		-	420,762	-			420,762
General and administrative	682,271	9,095		691,366	715,213	(298,466)			416,747
Depreciation and amortization	19,157	-		19,157	90,829				90,829
Interest expense	23,470	2,104		25,574	33,156				33,156
Total operating expenses	763,694	11,199	-	774,893	1,318,021	(298,466)	-		1,019,555
Operating loss	763,694	11,199	-	774,893	(2,202,209)				(1,903,743)
Non-operating income (expense):
Interest income	1,898	-		1,898	529	-			529
Financing expense					(25,129)				(25,129)
Loss on disposal of fixed assets					(120,890)				(120,890)
Total non-operating income	1,898	-	-	1,898	(145,490)	-	-		(145,490)
Loss before extradinary item	(761,796)	(11,199)	-	(772,995)	(2,347,699)	298,466	-		(2,049,233)
Extraordiary credit	-	86,956	-	86,956	-		43,703	(2)	43,703
Net income (loss)	$(761,796)	$(686,039)	$-	$(686,039)	$(2,347,699)	$(2,049,233)	$43,703		$(2,005,530)

(1) The pro forma statements give rise to the effect that the merger had occurred at the beginning of the fiscal years ended June 30, and September 30, 2004, and at the beginning of the stub period ending March 31, 2005

(2) Extraordinary credit consists of Century Park Pictures Corporation CEO forgivness of $43,703 accrued compensation expense, subsequent to the March 31, 2005 10QSB